Exhibit 4.7

PIEDMONT NATURAL GAS COMPANY, INC.

and

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A., Trustee

INDENTURE

Dated as of [            ]

Subordinated Debt Securities

CROSS-REFERENCE SHEET*

between

Provisions of Sections 310 through 318 of the Trust Indenture Act of 1939, as amended, and the within Indenture between Piedmont Natural Gas Company, Inc. and The Bank of New York Mellon Trust Company, N.A., as Trustee:

Section of Act	Section of Indenture
310(a)(1), (2) and (5)	7.09
310(a)(3) and (4)	Not applicable
310(b) (except for (iii))	7.08
310(b)(iii)	7.10(b)(3)
311(a)	7.13(a)
311(a) last paragraph	7.13(c)
311(b)	7.13(b)
312(a)	5.01 and 5.02(a)
312(b)	5.02(b)
312(c)	5.02(c)
313(a)	5.04(a)
313(b)(1)	Not applicable
313(b)(2)	5.04(b)
313(c)	5.04(c)
313(d)	5.04(d)
314(a)	5.03 and 4.04
314(b)	Not applicable
314(c)(1) and (2)	17.04
314(c)(3)	Not applicable
314(d)	Not applicable
314(e)	17.04
314(f)	Not applicable
315(a), (c) and (d)	7.01
315(b)	7.14
315(e)	6.14
316(a)(1)	6.12
316(a)(2)	Omitted
316(a) last sentence	8.05
316(b)	6.08
316(c)	8.02
317(a)	6.03 and 6.04
317(b)	4.03(a)
318(a)	17.06

*	This Cross-Reference Sheet is not part of the Indenture.

THIS INDENTURE, dated as of the [    ] day of [            ], [        ] between PIEDMONT NATURAL GAS COMPANY, INC., a corporation duly organized and existing under the laws of the State of North Carolina (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States (the “Trustee”, which term shall include any successor trustee appointed pursuant to Article Seven of this Indenture).

W I T N E S S E T H:

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes subordinated debt securities (hereinafter called the “Debt Securities”) evidencing its unsecured indebtedness and has fully authorized the execution and delivery of this Indenture to provide for the issuance of the Debt Securities in one or more series, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, the Company represents that all acts and things necessary to constitute these presents a valid indenture and agreement according to its terms have been done and performed, and the execution of this Indenture has in all respects been duly authorized, and the Company, in the exercise of legal right and power in it vested, is executing this Indenture;

NOW, THEREFORE, in order to declare the terms and conditions upon which the Debt Securities are to be authenticated, issued and received, and in consideration of the premises, of the purchase and acceptance of the Debt Securities by the holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS

SECTION 1.01 DEFINITIONS.

The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the content otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trustee Indenture Act of 1939, as amended (the “Trust Indenture Act”), or which are by reference therein defined in the Securities Act of 1933, as amended (the “1933 Act”), shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise clearly requires) assigned to such terms in the Trust Indenture Act or in the 1933 Act as in force at the date of this Indenture as originally executed.

BOARD OF DIRECTORS:

The term “Board of Directors” or “Board” shall mean the Board of Directors of the Company or any duly authorized and empowered committee of such Board.

BOARD RESOLUTION:

The term “Board Resolution” shall mean a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BOOK-ENTRY DEBT SECURITY:

The term “Book-Entry Debt Security” shall mean a Debt Security bearing the legend specified in Section 2.03, evidencing all or part of the Debt Securities of a series and registered in the name of the Depository or its nominee.

BUSINESS DAY:

The term “Business Day” shall mean any day which is not a Saturday, a Sunday or a day on which banks and trust companies in New York, New York, or Charlotte, North Carolina, are authorized or obligated by law, regulation or executive order to remain closed.

CAPITAL STOCK:

The term “Capital Stock” shall mean, as to shares of a particular corporation, outstanding shares of stock of any class, whether now or hereafter authorized, irrespective of whether such class shall be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of such corporation.

COMMON STOCK:

The term “Common Stock” shall mean the common stock, no par value, of the Company.

COMPANY:

The term “Company” shall mean the person named as the “Company” in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor corporation.

COMPANY REQUEST, COMPANY ORDER AND COMPANY CONSENT:

The terms “Company Request”, “Company Order” and “Company Consent” shall mean, respectively, a written request, order or consent signed in the name of the Company by its Chairman of the Board, President, Chief Executive Officer, Executive Vice President, Senior Vice President or any Vice President, or Principal Financial Officer, and by its Principal Accounting Officer, Controller, any Assistant Controller, Secretary or any Assistant Secretary, and delivered to the Trustee.

CONVERSION AGENT:

The term “Conversion Agent” shall mean, with respect to a series of Debt Securities, the office or agency where such Debt Securities may be presented for conversion, as identified in the Board Resolution or supplemental indenture establishing the form and terms of such Debt Securities.

CONVERSION RATE:

The term “Conversion Rate” shall mean such number or amount of shares of Common Stock or other equity or debt securities of the Company for which $1,000 aggregate principal amount of Debt Securities of any series is convertible, initially as stated in the Board Resolution or supplemental indenture authorizing the series and as adjusted pursuant to the terms of this Indenture and the relevant Board Resolution or supplemental indenture, as applicable.

CONVERSION RIGHT:

The term “Conversion Right” shall have the meaning specified in Section 12.01.

CORPORATE TRUST OFFICE:

The term “Corporate Trust Office” shall mean the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office on the date of execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration, except that with respect to presentation of Debt Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted which office or agency on the date of execution of this Indenture is located at 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Administration.

DEBT SECURITY REGISTER:

The terms “Debt Security Register” and “Debt Security Registrar” shall have the respective meanings specified in Section 2.07.

DEFAULT:

The term “Default” shall mean an event or condition which with the giving of notice or the passage of time or both would become an Event of Default.

DEPOSITORY:

The term “Depository” shall mean, with respect to the Debt Securities of any series issuable or issued in whole or in part in the form of one or more Book-Entry Debt Securities, the clearing agent registered under the Securities and Exchange Act of 1934, as amended, specified for that purpose as contemplated by Section 2.01.

EDGAR

The term “EDGAR” shall mean the Electronic Data-Gathering, Analysis, and Retrieval system (together with any successor system that is used to file documents or information with the Commission).

EVENT OF DEFAULT:

The term “Event of Default” has the meaning specified in Section 6.01.

HOLDER:

The terms “holder”, “holder of Debt Securities”, “securityholder” or other similar term shall mean the registered holder of any security.

INDENTURE:

The term “Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including without limitation, the terms of particular series of Debt Securities established as contemplated by Article Two.

MARKET PRICE:

The term “Market Price” shall have the meaning specified in Section 12.07.

OFFICERS’ CERTIFICATE:

The term “Officers’ Certificate” shall mean a certificate signed by the Chairman of the Board, President, Chief Executive Officer, Senior Vice President, or any Vice President, or Principal Financial Officer, and by the Principal Accounting Officer, the Controller, any Assistant Controller, the Secretary or any Assistant Secretary of the Company, and delivered to the Trustee.

OPINION OF COUNSEL:

The term “Opinion of Counsel” shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company and who shall be reasonably satisfactory to the Trustee, or who may be other counsel reasonably satisfactory to the Trustee.

ORIGINAL ISSUE DISCOUNT DEBT SECURITIES:

The term “Original Issue Discount Debt Securities” shall mean any Debt Securities which are initially sold at a discount from the principal amount thereof and which provide upon Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

OUTSTANDING:

The term “outstanding”, when used with reference to Debt Securities, shall, subject to the provisions of Section 7.08 and Section 8.04, mean, as of any particular time, all Debt Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Debt Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Debt Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent), provided, that if such Debt

Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three or other provision satisfactory to the Trustee shall have been made for giving such notice; and

(c) Debt Securities which have been paid pursuant to Section 2.09, or Debt Securities in lieu of or in substitution for which other Debt Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07 or Section 2.09, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by protected holders in due course; provided, however, that in determining whether the holders of the requisite principal amount of outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any affiliate of the Company or such other obligor.

PAYING AGENT:

The term “Paying Agent” shall mean any person authorized by the Company to pay the principal, premium (if any) or interest on any Debt Securities on behalf of the Company.

PERSON:

The term “person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

RECORD DATE:

The term “record date” as used with respect to any interest payment date shall have the meaning specified in Section 2.05.

RESPONSIBLE OFFICER:

The term “Responsible Officer”, when used with respect to the Trustee, shall mean the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any senior trust officer, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trustee matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

SENIOR INDEBTEDNESS:

The term “Senior Indebtedness” shall mean, with respect to the Company, (i) the principal, premium, if any, and interest (including interest, whether or not allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) in respect of (A) indebtedness of the Company and obligations related thereto and (B) indebtedness evidenced by securities, debentures, notes, bonds or other similar instruments issued by the Company; (ii) all capital lease, purchase money and similar obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of the Company under any title retention agreement; (iv) all obligations of the Company for the reimbursement of any letter of credit, any banker’s acceptance, any security purchase facility, any repurchase agreement or similar arrangement, any commercial paper, any interest rate swap, any other hedging arrangement, any obligation under options or any similar credit or other transaction; (v) all obligations for indemnification, contributions, earnouts, adjustments of purchase price or similar obligations; (vi) all obligations in respect of workers compensation claims, self-insurance, indemnities, bid performance, warranty release, appeal, surety and similar bonds; (vii) all obligations of the type referred to in clauses (i) through (vi) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; (viii) all obligations of the type referred to in clauses (i) through (vii) above of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company); and (ix) all renewals, extensions, modifications and refunding of obligations of the type referred to in clauses (i) through (viii) above, whether incurred on or prior to the date of this Indenture or thereafter incurred. Notwithstanding the foregoing, “Senior Indebtedness” shall not include (1) any indebtedness of the Company owed to any of its subsidiaries, (2) Debt Securities issued pursuant to this Indenture and guarantees in respect of such Debt Securities, (3) trade accounts payable of the Company arising in the ordinary course of business (such trade accounts payable being pari passu in right of payment to the Debt Securities), or (4) obligations with respect to which in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are pari passu or junior in right of payment to the Debt Securities. Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the subordination provisions in Article Sixteen irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

TRADING DAY:

The term “Trading Day” shall mean each day on which the securities exchange or automated quotation system that is used to determine the Market Price (as defined in Section 12.07) is open for trading or quotation.

TRUST INDENTURE ACT:

Except as otherwise provided in Sections 10.01 and 10.02, the term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and as in force at the date of this Indenture as originally executed.

VICE PRESIDENT:

The term “Vice President” when used with respect to the Company or the Trustee shall mean any vice president, whether or not designated by a number or word or words added before or after the title “vice president.”

ARTICLE TWO

ISSUE, EXECUTION, REGISTRATION AND EXCHANGE OF DEBT SECURITIES

SECTION 2.01 AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Debt Securities of all series which may be authenticated and delivered and outstanding under this Indenture is not limited. The Debt Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Sixteen.

The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series,

(1) the designation of the Debt Securities of the particular series which shall distinguish the Debt Securities of the series from all other Debt Securities and from Debt Securities of any other series;

(2) any limitation on the aggregate principal amount of Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Section 2.07, 2.08, 2.09, 3.03, or 10.04 and except for any Debt Securities which are deemed never to have been authenticated and delivered hereunder);

(3) the person to whom any interest on a Debt Security of the series shall be payable, if other than the person in whose name that Debt Security is registered at the close of business on the record date for such interest and the relevant record dates for the payment of interest;

(4) the date or dates on which the principal of the Debt Securities of the series is payable;

(5) the rate or rates at which the Debt Securities of the series shall bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which such interest shall accrue, the date or dates on which such interest shall be payable and the record date or dates for the interest payable;

(6) the place or places at which the principal, premium (if any) and interest on the Debt Securities of the series shall be payable and the method of such payment;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligations, if any, of the Company to redeem or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which Debt Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debt Securities of the series shall be issuable;

(10) if the amount of payments of principal, premium (if any) or interest on any Debt Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(11) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Book-Entry Debt Securities and, in such case, the Depository or Depositories with respect to such Book-Entry Debt Security or Securities and the circumstances under which any such Book-Entry Debt Security may be registered for transfer or exchange, or authenticated and delivered, in the name of a person other than such Depository or its nominee, if other than as set forth in Section 2.07;

(12) whether and upon what terms the Debt Securities will be convertible into or exchangeable for Common Stock or other equity or debt securities, including the terms of any mandatory conversion, which may include the terms provided in Article Twelve;

(13) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01;

(14) any modification, amendment or addition to the covenants of the Company set forth in Article Four or Article Five of this Indenture with respect to the Debt Securities of the series;

(15) whether the Debt Securities of the series are subject to defeasance or covenant defeasance, or such other means of satisfaction and discharge as may be specified for a series;

(16) any Events of Default with respect to Debt Securities of the series, if not otherwise set forth herein; and

(17) any other terms or provisions of such series (which shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 10.01(g));

All Debt Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or Assistant Secretary of the Company and delivered to the Trustee in accordance with Section 2.04.

SECTION 2.02 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

The Trustee’s Certificate of authentication shall be in the following form:

[Form of Trustee’s Certificate of Authentication]

This is one of the Debt Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

The Bank of New York Mellon Trust Company, N.A., as Trustee

By:
Authorized Signatory

SECTION 2.03 FORM OF LEGEND FOR BOOK-ENTRY DEBT SECURITIES

Any Book-Entry Debt Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

“This Debt Security is a Book-Entry Debt Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Debt Security is exchangeable for Debt Securities registered in the name of a person other than the Depository or its nominee only in limited circumstances described in the Indenture, and no transfer of this Debt Security (other than a transfer of this Debt Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.”

SECTION 2.04 FORM AND DELIVERY OF DEBT SECURITIES.

The Debt Securities shall be in substantially the forms approved from time to time by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the officers executing such Debt Securities may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Debt Securities may be listed, or to conform to usage. If the form of Debt Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee in accordance with this Section 2.04.

The definitive Debt Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities, as evidenced by their execution of such Debt Securities.

Prior to the issuance, of Debt Securities of any new series, the Company shall deliver to the Trustee the following:

(a) The Board Resolution or supplemental indenture establishing the form and terms of such series of Debt Securities;

(b) An Officers’ Certificate concurrently dated stating that all conditions precedent provided for in this Indenture relating to the authentication and delivery of Debt Securities in such form have been satisfied;

(c) An Opinion of Counsel stating that: (1) the form and terms of such Debt Securities have been established by or pursuant to a Board Resolution or supplemental indenture in conformity with the terms of this Indenture; (2) the Debt Securities in such form, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture, and sold in the manner specified in such Opinion of Counsel, will be valid and legally binding obligations of the Company and enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to the application of principles of public policy); and (3) such other matters as the Trustee may reasonably request; and

(d) A Company Order directing the authentication and delivery of such Debt Securities.

Notwithstanding the provisions of the preceding paragraph, if all Debt Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate or Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Debt Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Debt Security of such series to be issued.

The Trustee shall not be required to authenticate and deliver any such Debt Securities if the issue of such Debt Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

SECTION 2.05 DENOMINATIONS; RECORD DATE.

The Debt Securities of each series shall be issuable as registered Debt Securities without coupons in such denominations as may be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof. Each Debt Security shall be dated the date of its authentication and may be issued at a discount without interest or shall bear interest as set forth in the form of such Debt Security.

The term “record date” as used with respect to an interest payment date for any series shall mean such day or days as shall be specified as contemplated by Section 2.01; provided, however, that in the absence of any such provisions with respect to any series, such term shall mean (1) the last day of the calendar month next preceding such interest payment date if such interest payment date is the fifteenth day of a calendar month; or (2) the fifteenth day of a calendar month next preceding such interest payment date if such interest payment date is the first day of the calendar month.

SECTION 2.06 EXECUTION OF DEBT SECURITIES.

The Debt Securities shall be signed on behalf of the Company by any one of its President, Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer under its corporate seal and attested by its Secretary or one of its Assistant Secretaries. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Debt Securities.

Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder.

In case any officer of the Company who shall have signed any of the Debt Securities shall cease to be such officer before the Debt Security so signed shall be authenticated and delivered by the Trustee or issued and sold by the Company, such Debt Security nevertheless may be authenticated and delivered or issued and sold as though the person who signed such Debt Security has not ceased to be such officer of the Company; and any Debt Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of the execution of this Indenture any such person was not such officer.

Upon the execution and delivery of this Indenture, the Company shall deliver to the Trustee an Officers’ Certificate as to the incumbency and specimen signatures of officers authorized to execute and deliver the Debt Securities and give instructions under this Indenture. The Trustee may conclusively rely on the documents delivered pursuant to this Section (unless revoked by superseding comparable documents) and Section 2.04 thereof as to the form and terms of any Debt Securities delivered hereunder, and as to the authority of the instructing officers specified in such Officers’ Certificate so to act.

SECTION 2.07 REGISTRATION; EXCHANGE AND REGISTRATION OF TRANSFER OF DEBT SECURITIES.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee or at an office or agency to be maintained by the Company in accordance with Section 4.02, a register

(the register maintained in such office and in any other office or agency of the Company in a place of payment being herein sometimes collectively referred to as the “Debt Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and of transfers of Debt Securities. The Trustee is hereby appointed “Debt Security Registrar” for the purpose of registering Debt Securities and transfers of Debt Securities as herein provided.

Such Debt Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Debt Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debt Security of a particular series at such office or agency, the Company shall execute and register and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery in the name of the transferee or transferees a new Debt Security or Debt Securities of such series for an equal aggregate principal amount.

Debt Securities of any series may be exchanged for a like aggregate principal amount of Debt Securities of other authorized denominations of such series. Debt Securities to be exchanged shall be surrendered at the office or agency to be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Company shall execute and register and, upon receipt of a Company Order, the Trustee shall authenticate and make available for delivery in exchange therefor the Debt Security or Debt Securities which the securityholder making the exchange shall be entitled to receive.

All Debt Securities issued upon any registration of transfer or exchange of Debt Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered upon such registration of transfer or exchange.

All Debt Securities presented for registration of transfer or for exchange, redemption or payment, as the case may be, shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Debt Security Registrar, and duly executed by, the holder or his attorney duly authorized in writing.

No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company and the Debt Security Registrar shall not be required to exchange or register a transfer of (a) any Debt Securities of any series for a period of fifteen (15) days next preceding the giving of the notice of any redemption of such Debt Securities of such series to be redeemed, or (b) any such series selected, called or being called for redemption except, in the case of any such series to be redeemed in part, the portion thereof not to be so redeemed.

Notwithstanding the foregoing and except as otherwise specified or contemplated by Section 2.01, any Book-Entry Debt Security shall be exchangeable pursuant to this Section or Sections 2.08, 3.03, and 10.04 for Debt Securities registered in the name of, and a transfer of a Book-Entry Debt Security of any series may be registered to, any person other than the Depository for such Debt Security or its nominee only if (i) such Depository notifies the

Company that it is unwilling or unable to continue as Depository for such Book-Entry Debt Security or if at any time such Depository ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Debt Security shall be so exchangeable and the transfer thereof so registerable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Debt Securities of such series. Upon the occurrence in respect of any Book-Entry Debt Security of any series of any one or more of the conditions specified in clauses (i), (ii), or (iii) of the preceding sentence or such other conditions as may be specified as contemplated by Section 2.01 for such series, such Book-Entry Debt Security may be exchanged for Debt Securities registered in the names of, and the transfer of such Book-Entry Debt Security may be registered to, such persons (including persons other than the Depository with respect to such series and its nominees) as such Depository shall direct. Notwithstanding any other provision of this Indenture, any Debt Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Book-Entry Debt Security shall also be a Book-Entry Debt Security and shall bear the legend specified in Section 2.03 except for any Debt Security which is not a Book-Entry Debt Security authenticated and delivered in exchange for, or upon registration of transfer of, a Book-Entry Debt Security pursuant to the preceding sentence.

The Trustee shall not have any responsibility or obligation to any beneficial owner of an interest in a Book-Entry Debt Security, a member of, or a participant in, the Depository or other person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debt Securities of any series or with respect to the delivery to any participant, member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Debt Securities of any series (or other security or property) under or with respect to such Debt Securities. All notices and communications to be given to the holders and all payments to be made to holders in respect of the Debt Securities of any series shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Book-Entry Debt Security). The rights of beneficial owners in any Book-Entry Debt Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance with any tax or securities laws with respect to any restrictions on transfer imposed under this Indenture or under applicable law (including any transfers between or among Depository participants, members or beneficial owners in any Book-Entry Debt Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

SECTION 2.08 TEMPORARY DEBT SECURITIES.

Pending the preparation of definitive Debt Securities of any series, the Company may execute and the Trustee shall, upon Company Order, authenticate and make available for delivery temporary Debt Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced.

Temporary Debt Securities of any series shall be issuable as registered Debt Securities without coupons, of any authorized denomination, and in the form approved from time to time by a Board Resolution or supplemental indenture but with such omissions, insertions and variations as may be appropriate for temporary Debt Securities, all as may be determined by the officers executing such temporary Debt Securities, but not inconsistent with the terms of this Indenture or any provision of applicable law. Every temporary Debt Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debt Securities. Without unnecessary delay, the Company shall execute and shall furnish definitive Debt Securities of such series and thereupon temporary Debt Securities of such series may be surrendered in exchange therefor without charge at the office or agency to be designated and maintained by the Company for such purpose in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and make available for delivery in exchange for such temporary Debt Securities an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations. Until so exchanged the temporary Debt Securities of any series shall be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.

SECTION 2.09 MUTILATED, DESTROYED, LOST OR STOLEN DEBT SECURITIES.

In case any temporary or definitive Debt Security of any series shall become mutilated or be destroyed, lost or stolen, the Company, in the case of a mutilated Debt Security shall, and in the case of a lost, stolen or destroyed Debt Security may in its discretion, execute and the Trustee shall authenticate and make available for delivery, a new Debt Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof. The Trustee may authenticate any such substituted Debt Security and make available for delivery the same upon receipt of a Company Order. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish the Company and the Trustee with such security or indemnity as they may require to save them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.

Every substituted Debt Security issued pursuant to the provisions of this Section by virtue of the fact that any Debt Security is destroyed, lost or stolen shall, with respect to such Debt Security, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be restored, found or recovered at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder.

All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.10 CANCELLATION.

All Debt Securities surrendered for payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any agent of the Company or Trustee, be delivered to the Trustee and promptly canceled by it or, if surrendered directly to the Trustee, be canceled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Company may deliver to the Trustee for cancellation any Debt Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Debt Securities so delivered shall be promptly canceled by the Trustee. Any canceled Debt Securities held by the Trustee shall be destroyed unless otherwise directed by the Company.

SECTION 2.11 COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 2.01 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION OF DEBT SECURITIES

SECTION 3.01 REDEMPTION OF DEBT SECURITIES; APPLICABILITY OF SECTION.

Redemption of Debt Securities of any series as permitted or required by the terms thereof shall be made in accordance with such terms and this Section; provided, however, that if any provision of any series of Debt Securities shall conflict with any provision of this Section, the provision of such series of Debt Securities shall govern.

SECTION 3.02 NOTICE OF REDEMPTION; SELECTION OF DEBT SECURITIES.

In case the Company shall desire to exercise the right to redeem all or any part of a series of Debt Securities pursuant to this Article Three, it shall fix a date for redemption. Notice of redemption of Debt Securities to be redeemed at the election of the Company shall be given by the Company, or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Company or the Trustee, as the case may be, shall give a notice of such redemption at least thirty (30) and not more than sixty (60) days prior to the date fixed for redemption to the holders of such Debt Securities, to be redeemed as a whole or in part. Such notice shall be given in accordance with Section 17.03.

The notice if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any such Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other such Debt Security. If the Company requests the Trustee to give a notice of redemption, it shall make such request (accompanied with the information to be included in the notice of redemption) at least ten days prior to the designated date notice is to be given unless a shorter notice period is satisfactory to the Trustee.

Each such notice of redemption shall specify the date fixed for redemption, the redemption price at which such Debt Securities are to be redeemed, the CUSIP numbers of such Debt Securities, the place of payment, that payment will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all of a series are to be redeemed, the notice of redemption shall specify the numbers of the Debt Securities to be redeemed. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Debt Security, a new Debt Security or Debt Securities in principal amount equal to the unredeemed portion thereof will be issued of the same series.

On or before the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit in trust with the Trustee or with one or more Paying Agents, (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the redemption date all the Debt Securities or portions of Debt Securities so called for mandatory redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all of a series of Debt Securities are to be redeemed, the Company will give the Trustee adequate written notice at least forty-five (45) days in advance (unless a shorter notice shall be satisfactory to the Trustee) as to the aggregate principal amount of Debt Securities to be redeemed.

If less than all of a series of Debt Securities are to be redeemed, the Trustee shall select in such manner as it shall deem appropriate and fair the numbers of the Debt Securities or portions thereof not previously called for redemption, to be redeemed in whole or in part; provided, however, that with respect to Debt Securities that are Book-Entry Debt Securities, such Debt Securities shall be selected in accordance with the applicable rules and procedures of the relevant Depository. The portions of principal of Debt Securities so selected for partial redemption shall be equal to $1,000 or any integral multiple thereof or the relevant minimum authorized denomination for such series of Debt Securities as established pursuant to Section 2.01. The Trustee shall notify the Company of the Debt Securities to be so redeemed.

SECTION 3.03 PAYMENT OF DEBT SECURITIES CALLED FOR REDEMPTION.

If notice of redemption has been given as above provided, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the redemption date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities at the redemption price, together with interest accrued to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue. On presentation and surrender of such Debt Securities subject to redemption at said place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest payable on such date shall be paid to the holders at the close of business on the applicable record date subject to the provisions hereof). At the option of the Company, payment on Debt Securities that are not Book-Entry Debt Securities may be made by check to the holders of the Debt Securities or other persons entitled thereto against presentation and surrender of such Debt Securities.

Upon presentation of any Debt Security redeemed in part only, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debt Security or Debt Securities, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented and of the same series (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or such holder’s attorney duly authorized in writing).

SECTION 3.04 REDEMPTION SUSPENDED DURING EVENT OF DEFAULT.

The Company shall not redeem any Debt Securities of any series (unless all Debt Securities of such series then outstanding are to be redeemed) or commence the giving of any notice of redemption of Debt Securities during the continuance of any Event of Default. Any moneys received by the Trustee during the continuance of an Event of Default shall, during the continuance of such Event of Default, be held in trust for the benefit of the securityholders and applied in the manner set forth in Section 6.06; provided, however, that in case such Event of Default shall have been waived as provided herein or otherwise cured, such moneys shall thereafter be held and applied in accordance with the provision of this Article Three.

ARTICLE FOUR

PARTICULAR COVENANTS OF THE COMPANY

SECTION 4.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay or cause to be paid the principal, premium (if any) and interest on each of the Debt Securities at the place, at the respective times and in the manner provided in the terms of the Debt Securities and in this Indenture.

The Company hereby initially designates the Trustee as its Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts.

The person in whose name any Debt Security is registered at the close of business on the record date with respect to an interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such Debt Security upon any registration of transfer or exchange thereof subsequent to such record date and prior to such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Debt Securities are registered on a subsequent record date established by notice given in accordance with Section 17.03 by or on behalf of the Company to the holders of Debt Securities of the series in default not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than five (5) days preceding the date of payment of such defaulted interest or in any other lawful manner acceptable to the Trustee.

The principal, redemption premium (if any) and interest (if any) on the Debt Securities shall be payable at the office or agency of the Paying Agent or Paying Agents, in immediately available funds; provided, that at the option of the Company, interest on Debt Securities (that are not Book-Entry Debt Securities) may be paid by check mailed to the holders of the Debt Securities entitled thereto at their last addresses as they appear on the Debt Security Register.

SECTION 4.02 OFFICES FOR NOTICES AND PAYMENTS, ETC.

As long as any of the Debt Securities remain outstanding, the Company will designate and maintain, in such place or places as the Company may designate from time to time by Company Order, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as in this Indenture provided, an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served, and an office or agency where the Debt Securities may be presented for payment or conversion. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In the case the Company shall fail to maintain any such office or agency in such place or places as the Company may designate pursuant to this Section, or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal corporate trust office of the Trustee.

The Company hereby initially designates the Corporate Trust Office of The Bank of New York Mellon Trust Company, N.A. as the office of the Company, where the Debt Securities may be presented for payment or conversion, for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served.

SECTION 4.03 PROVISIONS AS TO PAYING AGENT.

(a) Whenever the Company shall appoint a Paying Agent other than the Trustee with respect to the Debt Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree, subject to the provisions of this Section:

(1) that it will hold all sums held by it as Paying Agent for the payment of the principal, premium (if any) or interest on the Debt Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Debt Securities of such series) in trust for the benefit of the holders of the Debt Securities of such series entitled thereto or the Trustee and will notify the Trustee of the receipt of sums to be so held;

(2) that it will give the Trustee notice of any default by the Company (or by any other obligor on the Debt Securities of such series) in the making of any payment of the principal, premium (if any) or interest on the Debt Securities of such series when the same shall be due and payable; and

(3) that at any time when any such default has occurred and is continuing, it will, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal, premium (if any) or interest on the Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the holders of the Debt Securities of such series entitled thereto a sum sufficient to pay such principal, premium (if any) or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal, premium (if any) or interest on any Debt Securities, deposit with a Paying Agent a sum sufficient to pay the principal, premium (if any) or interest, so becoming due, such sum to be held in trust for the benefit of the persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) Anything in this Section to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Debt Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for such series by it or any Paying Agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(d) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 14.03 and 14.04.

SECTION 4.04 STATEMENT AS TO COMPLIANCE.

The Company will deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year ending October 31, a brief certificate from the Chief Executive Officer, Principal Financial Officer or Principal Accounting Officer as to his or her knowledge of the Company’s compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.04, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

SECTION 4.05 RESERVED.

SECTION 4.06 RESERVED.

SECTION 4.07 RESERVED.

SECTION 4.08 WAIVER OF COVENANTS.

The Company may omit in any particular instance to comply with any covenant or condition set forth herein if before or after the time for such compliance the holders of a majority in principal amount of the Debt Securities of all series affected thereby then outstanding (considered together as one class for this purpose and such affected Debt Securities potentially being Debt Securities of the same or different series and, with respect to any particular series, potentially comprising fewer than all the Debt Securities of such series) shall either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

SECTION 4.09 NOTICE OF DEFAULT.

The Company shall file with the Trustee written notice of the occurrence of any Default or Event of Default within five (5) Business Days of its becoming aware of any such Default or Event of Default.

ARTICLE FIVE

SECURITYHOLDER LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

SECTION 5.01 SECURITYHOLDER LISTS.

The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee (1) semiannually, not more than fifteen (15) days after each record date when any Debt Securities of any series are outstanding, a list, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company as to the names and addresses of the holders of such Debt Securities as of such date, and (2) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debt Securities of particular series specified by the Trustee as of a date not more than 15 days prior to the time such information is furnished; provided, however, that if and so long as the Trustee shall be the Debt Security Registrar, such list shall not be required to be furnished.

SECTION 5.02 PRESERVATION AND DISCLOSURE OF LISTS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of each series of Debt Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Debt Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three (3) or more holders of Debt Securities (the “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security of such series for a period of at least six (6) months preceding the date of such application, and such application states that the applicants desire to communicate with other holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with holders of all Debt Securities with respect to their rights under this Indenture or under such Debt Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(2) inform such applicants as to the approximate number of holders of Debt Securities of such series or all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section and as to the approximate cost of mailing to such securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each securityholder of such series or all Debt Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the U.S. Securities and Exchange Commission (the “Commission”), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the holders of Debt Securities of such series or all Debt Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for a hearing upon the objections specified in the written statement so filed, the Commission may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise, the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the holders of Debt Securities in accordance with the provisions of Section 5.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03 REPORTS BY THE COMPANY.

The Company covenants so long as Debt Securities of any series are outstanding:

(a) either to post to EDGAR in accordance with Section 5.03(d) or to file with the Trustee within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and copies of the information, documents and other reports (or such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the 1934 Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then either to post to EDGAR in accordance with Section 5.03(d) or to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the 1934 Act, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) either to post to EDGAR in accordance with Section 5.03(d) or to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to transmit by mail to all the holders of Debt Securities of each series, as the names and addresses of such holders appear on the Debt Security Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

(d) In addition to the other provisions of this Indenture, any copies of annual reports, copies of information, documents and other reports, portions or summaries of the foregoing or other information or items required to be filed pursuant to Sections 5.03(a)-(b) (collectively, the “Materials”) may be provided to the Trustee by the Company posting or causing the posting of such Materials on EDGAR. For the avoidance of doubt, such posting or the causing of such posting of the Materials shall be an acceptable method of delivery in compliance with the requirements of this Indenture in place of filing of the same with the Trustee, in addition to any other method of delivery provided in this Indenture or sufficient in law or equity.

(e) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the obligations under this Section 5.03 or with respect to any reports or other documents filed under this Indenture.

(f) Delivery of the above reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on certificates of the Company) or any other agreement or document

SECTION 5.04 REPORTS BY THE TRUSTEE.

(a) On or about November 15, [    ] and on or before sixty (60) days after November 15th of each year thereafter, so long as any Debt Securities are outstanding hereunder and if there has been any change in the following, the Trustee shall transmit to the securityholders, as provided in Section 5.04(c), in accordance with and to the extent required by Section 3.13(a) of the Trust Indenture Act, a brief report dated as of the preceding October 31st, with respect to:

(1) any change to its eligibility under Section 7.09 and its qualification under Section 7.08;

(2) the creation of or any material change to a relationship specified in Section 7.08(c)(1) through 7.08(c)(10);

(3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than one-half of one percent (.5%) of the principal amount of the Debt Securities for any series outstanding on the date of such report;

(4) any change to the amount, interest rate, and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Debt Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4), or (6) of subsection (b) of Section 7.13;

(5) any change to the property and funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

(6) any additional issue of Debt Securities which it has not previously reported; and

(7) any action taken by the Trustee in the performance of its duties under this Indenture which it has not previously reported and which in its opinion materially affects the Debt Securities, except action in respect of a default, notice of which has been or is to be withheld by it in accordance with the provisions of Section 7.14.

(b) The Trustee shall transmit to the holders of Debt Securities, as provided in subsection (c) of this Section, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to the provisions of 5.04(a) (or if no such report has yet been so transmitted, since the date of execution of this Indenture), for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of any series on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection (b), except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate ten percent or less of the principal amount of Debt Securities for such series outstanding at such time, such report to be transmitted within 90 days after such time.

(c) Reports pursuant to this Section shall be transmitted by first class mail to all holders of Debt Securities, as the names and addresses of such holders appear upon the Debt Security Register and to such holders of Debt Securities as have, within the two (2) years preceding such transmissions, filed their names and addresses with the Trustee for that purpose.

(d) A copy of each such report shall, at the time of such transmission to holders of Debt Securities, be filed by the Trustee with each stock exchange upon which the Debt Securities are listed, if any, and also with the Commission. The Company agrees to promptly notify the Trustee when and as the Debt Securities become listed on any stock exchange.

ARTICLE SIX

REMEDIES

SECTION 6.01 EVENTS OF DEFAULT; ACCELERATION OF MATURITY.

Except as otherwise specified as contemplated by Section 2.01 for Debt Securities of any series, in case one or more of the following Events of Default with respect to a particular series shall have occurred and be continuing, that is to say:

(a) default in the payment of the principal or premium (if any) on any of the Debt Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

(b) default in the payment of any installment of interest upon any of the Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

(c) default in the payment of any sinking or purchase fund or analogous obligation when the same becomes due and payable by the terms of the Debt Securities of such series; or

(d) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Debt Securities or in this Indenture contained for a period of ninety (90) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debt Securities affected thereby at the time outstanding; or

(e) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (including this Indenture) whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay in excess of $100,000,000 principal amount of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in an excess of $100,000,000 of principal amount of such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of ten (10) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the outstanding Debt Securities of such series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

(f) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days;

(g) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

(h) any other Event of Default provided in the Board Resolution or supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series.

then, if an Event of Default described in clause (a), (b), (c), (d) or (e) shall have occurred and is continuing, and in each and every such case, unless the principal amount of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debt Securities of each series affected thereby then outstanding hereunder (voting as one class), by notice in writing to the Company by registered or certified mail (and to the Trustee if given by securityholders) may declare the principal amount of all the Debt Securities (or, with respect to

Original Issue Discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) affected thereby to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything to the contrary in this Indenture or in the Debt Securities of such series notwithstanding, or, if an Event of Default described in clause (f) or (g) shall have occurred and is continuing, and unless the principal of all the Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of all the Debt Securities then outstanding thereunder (voting as one class), by notice in writing to the Company by registered or certified mail (and to the Trustee if given by securityholders), may declare the principal of all the Debt Securities (or, with respect to Original Issue Discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything to the contrary in this Indenture or in the Debt Securities notwithstanding.

SECTION 6.02 RESCISSION AND ANNULMENT.

The provisions in Section 6.01 are subject to the condition that if, at any time after the principal of the Debt Securities of any one or more series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debt Securities of such series or of all the Debt Securities, as the case may be, and the principal or premium (if any) on all Debt Securities of such series or of all the Debt Securities, as the case may be (or, with respect to Original Issue Discount Debt Securities, such lesser amount as may be specified in the terms of such Debt Securities), which shall have become due otherwise than by acceleration (with interest upon such principal and premium (if any) and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest specified in the Debt Securities of such series or all Debt Securities, as the case may be (or, with respect to Original Issue Discount Debt Securities, at the rate specified in the terms of such Debt Securities for interest on overdue principal thereof upon maturity, redemption or acceleration of such series), to the date of such payment of deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and any and all defaults under this Indenture, other than the non-payment of the principal of Debt Securities, which shall have become due by acceleration, shall have been remedied — then the holders of a majority in aggregate principal amount of the Debt Securities of such series or of all the Debt Securities, as the case may be, then outstanding, by written notice to the Company and to the Trustee, may waive all defaults with respect to that series or with respect to all Debt Securities, treated as a single class and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

SECTION 6.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

The Company covenants that if:

(1) default is made in the payment of any installment of interest or mandatory sinking fund payment on any Debt Security when such interest or mandatory sinking fund payment becomes due and payable and such default continues for a period of thirty (30) days, or

(2) default is made in the payment (other than any sinking fund payment) of the principal or premium (if any) of any Debt Security at the maturity thereof, including any maturity occurring by reason of a call for redemption or otherwise, the Company will, upon demand of the Trustee, pay to it, for the benefit of the holders of such Debt Securities, the whole amount that shall have become due and payable on such Debt Securities for principal, premium (if any) and interest, with interest on the overdue principal and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by such Debt Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Debt Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Debt Securities, wherever situated.

If any Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the securityholders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 6.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

In the case of the pendency of a receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Debt Securities or the property of the Company or such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Debt Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file such proofs of claim for the whole amount of principal, premium (if any) and interest owing and unpaid in respect of the Debt Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the securityholders allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property

payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the holders of the Debt Securities may be entitled to receive in such proceedings, whether in liquidation or under any plan or reorganization or arrangements or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of the securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any securityholder in any such proceeding.

SECTION 6.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF DEBT SECURITIES.

All rights of action and claims under this Indenture or the Debt Securities may be prosecuted and enforced by the Trustee without the possession of any of the Debt Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Debt Securities in respect of which such judgment has been recovered.

SECTION 6.06 APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article Six shall be applied in the following order, at the date or dates fixed by the Trustee and in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Debt Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.06;

SECOND: To the payment of the amounts then due and unpaid upon the Debt Securities for principal, premium (if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities, for principal and interest, respectively.

SECTION 6.07 LIMITATION ON SUITS.

No holder of any Debt Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1) such holder has previously given written notice to the Trustee of a continuing Event of Default;

(2) the holders of not less than twenty-five percent (25%) in aggregate principal amount of the outstanding Debt Securities of such series shall have made written request to the Trustee to institute proceedings, in respect of such Event of Default in its own name as Trustee hereunder;

(3) such holder or holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

(5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Debt Securities of such series;

it being understood and intended that no one or more holders of Debt Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other holders of Debt Securities of the same series or to obtain or to seek to obtain priority or preference over any such holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the holders of Debt Securities of the same series.

SECTION 6.08 UNCONDITIONAL RIGHT OF SECURITYHOLDERS TO RECEIVE PRINCIPAL AND INTEREST.

Notwithstanding any other provision in this Indenture, the holder of any Debt Security shall have the right, which is absolute and unconditional, to receive payment of the principal, premium (if any) and (subject to the third paragraph of Section 4.01) interest on such Debt Security on the respective stated maturities expressed in such Debt Security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired or affected without the consent of such holder.

SECTION 6.09 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any securityholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such securityholder, then the Company, the Trustee and the securityholders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the securityholders shall continue as though no such proceeding has been instituted.

SECTION 6.10 RIGHTS AND REMEDIES CUMULATIVE.

Except as provided in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any holder of any Debt Security to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the securityholders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the securityholders, as the case may be.

SECTION 6.12 CONTROL BY SECURITYHOLDERS.

The holders of a majority in principal amount of outstanding Debt Securities of each series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee under this Indenture with respect to such series of Debt Securities, provided that

(1) such direction shall not be in conflict with any statute, rule of law or with this Indenture;

(2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(3) the Trustee need not take any action which it determines might involve it in personal liability or be unjustly prejudicial to the securityholders of such series not consenting.

SECTION 6.13 WAIVER OF PAST DEFAULTS.

The holders of a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of the holders of all the Debt Securities of such series, waive any past default hereunder with respect to such series and its consequences, except a default (1) in the payment of the principal, premium (if any) or interest on any Debt Security, or (2) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 6.14 UNDERTAKING THE COSTS.

All parties to this Indenture agree, and each holder of any Debt Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any securityholder, or group of securityholders, holding in the aggregate more than ten percent (10%) in principal amount of the outstanding Debt Securities of any series, or to any suit instituted by any securityholder for the enforcement of the payment of the principal, premium (if any) or interest on any Debt Security on or after the respective stated maturities expressed in such Debt Security (or, in the case of redemption, on or after the redemption date).

SECTION 6.15 WAIVER OF STAY OR EXTENSION LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension laws wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SEVEN

CONCERNING THE TRUSTEE

SECTION 7.01 DUTIES AND RESPONSIBILITIES OF TRUSTEE.

The Trustee, prior to the occurrence of an Event of Default of a particular series and after the curing of all Events of Default of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture. In case an Event of Default with respect to a particular series has occurred (which has not been cured) the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provisions of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing of all Events of Default with respect to such series which may have occurred, the duties and obligations of the Trustee with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of Debt Securities pursuant to Section 6.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02 RELIANCE ON DOCUMENTS, OPINIONS, ETC.

Subject to the provisions of Section 7.01:

(a) the Trustee may rely and shall be protected in acting or refraining from action upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company; and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(c) the Trustee may consult with counsel and the written advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the securityholders pursuant to the provisions of this Indenture, unless such securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) the Trustee shall not be deemed to have notice of or be charged with actual or constructive knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee. For purposes of determining the Trustee’s responsibility and liability hereunder, whenever reference is made in this Indenture to a Default or Event of Default, such reference shall be construed to refer only to such Default or Event of Default for which the Trustee is deemed to have notice pursuant to this Section 7.02(h);

(i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder;

(j) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, without limitation, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k) the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(l) the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service, accidents; labor disputes; acts of civil or military authority or governmental actions (it being understood that the Trustee shall use its best efforts to resume performance as soon as practicable under the circumstances); and

(m) the Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods from an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail (pdf) or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 7.03 NO RESPONSIBILITY FOR RECITALS, ETC.

The recitals contained herein and in the Debt Securities, other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or any materials in connection with the offer or sale of any Debt Securities, provided that the Trustee shall not be relieved of its duty to authenticate Debt Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of Debt Securities or the proceeds thereof.

SECTION 7.04 OWNERSHIP OF DEBT SECURITIES

The Trustee or any agent of the Company or Trustee, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it were not Trustee, or an agent of the Company or Trustee.

SECTION 7.05 MONEYS TO BE HELD IN TRUST

Subject to the provisions of Section 14.04 hereof, all moneys received by the Trustee, any Paying Agent or any Conversion Agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law.

Neither the Trustee nor any Paying Agent shall be under any liability for interest on or the investment of any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

SECTION 7.06 COMPENSATION AND EXPENSES OF TRUSTEE.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder as the Company and the Trustee shall from time to time agree in writing (which to the extent permitted by law shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee forthwith upon its request for all reasonable expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled to make and to be reimbursed for, advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability, cost or expense, including, without limitation, the reasonable fees and expenses of counsel, and taxes (other than taxes based upon, measured or determined by, the income of the Trustee) incurred without negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust and/or the exercise of its rights under this Indenture, including the costs and expense of defending itself against any claim or liability. The obligations of the Company under this Section shall constitute additional indebtedness hereunder.

To secure the Company’s obligations under this Section, the Trustee shall have a senior claim to which the Debt Securities are hereby made subordinate on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium (if any) and interest (if any) on particular Debt Securities.

When the Trustee incurs expenses or renders services after an Event of Default, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy law.

The payment obligations of the Company pursuant to this Section 7.06 shall survive the satisfaction and discharge of this Indenture, payment of the Debt Securities and the resignation or removal of the Trustee.

SECTION 7.07 OFFICERS’ CERTIFICATE AS EVIDENCE.

Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08 DISQUALIFICATIONS; CONFLICTING INTEREST OF TRUSTEE.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, and if an Event of Default (as such term is defined in this Indenture, but exclusive of any period of grace or requirement of notice) to which such conflicting interest relates has not been cured or duly waived or otherwise eliminated before the end of such 90-day period, either eliminate such conflicting interest or resign in the manner and with the effect specified in Section 7.10.

(b) In the event that the Trustee shall fail to comply with the provisions of Section 7.08(a), the Trustee shall, within ten (10) days after the expiration of such 90-day period, transmit notice of such failure to all securityholders of the series of Debt Securities affected by the conflicting interest in accordance with Section 17.03.

(c) For the purposes of this Section the Trustee shall be deemed to have a conflicting interest with respect to a particular series if such Debt Securities have suffered an Event of Default (as such term is defined in this Indenture, but exclusive of any period of grace or requirement of notice) and

(1) the Trustee is trustee under this Indenture with respect to the outstanding Debt Securities of any other series or is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Debt Securities issued under this Indenture; provided that there shall be excluded from the operation of this paragraph this Indenture with respect to any other series, the Indenture dated as of April 1, 1993 between the Company and the Trustee, as supplemented, and any other indenture or indentures under which other securities, or certificates of interest or participation in other securities of the Company are outstanding if (i) this Indenture is, and, if applicable, this Indenture and such other indenture or indentures (and all series of securities issuable thereunder), are wholly unsecured and rank equally, and such other indenture or indentures (and such series) are hereafter qualified under the Trust Indenture Act, as in effect at the time of such qualification, unless the Commission shall have found and declared by order pursuant to subsection (b) of Section 305 or subsection (c) of Section 307 of the Trust Indenture Act, that differences exist between the provisions of this Indenture with respect to such particular series and (A) one or more other series in this Indenture or (B) the provisions of such other indenture or indentures (or such series) which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to such particular series and such other series or such other indenture or indentures, or (ii) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture with respect to such particular series and such other series or under this Indenture and such other indenture or indentures;

(2) the Trustee or any of its directors or executive officers is an underwriter for an obligor upon the Debt Securities of any series issued under this Indenture;

(3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with an underwriter for the Company;

(4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee, or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (A) one individual may be a director or an executive officer or both of the Trustee and a director or an executive officer or both of the Company, but may not be at the same time an executive officer of both the Trustee and the Company; (B) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer or both of the Trustee and a director of the Company; and (C) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent, or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this subsection (c), to act as trustee, whether under an indenture or otherwise;

(5) ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or twenty percent (20%) or more of such voting securities is beneficially owned, collectively, by any two or more of such persons, or ten percent (10%) or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or executive officer thereof, or is beneficially owned, collectively, by any two or more such persons;

(6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, (A) five percent (5%) or more of the voting securities, or ten percent (10%) or more of any other class of security, of the Company, not including the Debt Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (B) ten percent (10%) or more of any class of security of an underwriter for the Company;

(7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, five percent (5%) or more of the voting securities of any person who, to the knowledge of the Trustee, owns ten percent (10%) or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;

(8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default, ten percent (10%) or more of any class of security of any person who, to the knowledge of the Trustee, owns fifty percent (50%) or more of the voting securities of the Company; or

(9) the Trustee owns on the date of an Event of Default as defined in this Indenture (but exclusive of any period of grace or requirement of notice) or any anniversary of such Event of Default while such Event of Default remains outstanding, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of twenty-five percent (25%) or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this subsection (c). As to any such securities of which the Trustee acquired ownership through becoming executor, administrator, or testamentary trustee of an estate which include them, the provisions of the preceding sentence shall not apply, for a period of not more than two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed twenty-five percent (25%) of such voting securities or twenty-five percent (25%) of any such class of security. Promptly after the dates of any such Event of Default and annually in each succeeding year that the Debt Securities of any series hereunder remain in Default, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such dates. If the Company fails to make payment in full of principal of or interest on any of the Debt Securities when and as the same becomes due and payable, and such failure continues for thirty (30) days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph (9), all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this subsection (c); or

(10) except under the circumstances described in paragraphs (1), (3), (4), (5) or (6) of Section 7.13(b), the Trustee shall be or shall become a creditor of the Company.

For purposes of paragraph (1) of this subsection (c) and of Section 6.12, the term “series of securities” or “series” means a series, class or group of securities issuable under an indenture pursuant to whose terms holders of one such series may vote to direct the indenture trustee, or otherwise take action pursuant to a vote of such holders, separately from holders of another such series: provided, that “series of securities” or “series” shall not include any series of securities issuable under an indenture if all such series rank equally and are wholly unsecured.

The specification of percentages in paragraphs (5) to (9), inclusive, of this subsection (c) shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) or this subsection (c).

For the purposes of paragraphs (6), (7), (8) and (9) of this subsection (c) only, (A) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (B) an obligation shall be deemed to be in default when a default in payment of principal shall have continued for thirty (30) days or more and shall not have been cured; and (C) the Trustee shall not be deemed to be the owner or holder of (i) any security which it holds as collateral security (as trustee or otherwise) for any obligation which is not in default as defined in clause (b) above, or (ii) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (iii) any security which it holds as agent for collection, or as custodian, escrow agent, or depositary, or in any similar representative capacity.

(d) For the purposes of this Section:

(1) The term “underwriter” when used with reference to the Company shall mean every person who, within one year prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or has sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

(2) The term “director” shall mean any director of a corporation or any individual performing similar functions with respect to any organization whether incorporated or unincorporated.

(3) The term “person” shall mean an individual, a corporation, a partnership, an association, a joint-stock company, limited liability company, a trust, an unincorporated organization, or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.

(4) The term “voting security” shall mean any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.

(5) The term “Company” shall mean any obligor upon the Debt Securities.

(6) The term “executive officer” shall mean the president, every vice president, every trust officer, the cashier, the secretary, and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.

(e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:

(1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.

(2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.

(3) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares, and the number of units if relating to any other kind of security.

(4) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:

(A) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;

(B) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;

(C) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and

(D) securities held in escrow if placed in escrow by the issuer thereof; provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.

(5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges, provided, however, that in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.

(f) Except in the case of a default in the payment of the principal or interest on any Debt Securities of any series issued hereunder, or in the payment of any sinking or purchase fund installment, the Trustee shall not be required to resign as provided by subsection (c) of this Section if the Trustee shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that (i) such Event of Default may be cured or waived during a reasonable period and under the procedures described in such application, and (ii) a stay of the Trustee’s duty to resign will not be inconsistent with the interests of the holders of the Debt Securities of any series issued hereunder. The filing of such an application shall automatically stay the performance of the duty to resign until the Commission orders otherwise. Any resignation of the Trustee shall become effective only upon the appointment of a successor trustee and such successor’s acceptance of such appointment as provided in Section 7.11.

(g) If Section 310(b) of the Trust Indenture Act is amended at any time after the date of this Indenture to change the circumstances under which a Trustee shall be deemed to have a conflicting interest with respect to the Debt Securities of any series or to change any of the definitions in connection therewith, this Section 7.08 shall be automatically amended to incorporate such changes, unless such changes would cause any Trustee then acting as Trustee hereunder with respect to any outstanding Debt Securities to be deemed to have a conflicting interest, in which case such changes shall be incorporated herein only to the extent that such changes (i) would not cause the Trustee to be deemed to have a conflicting interest, or (ii) are required by law.

SECTION 7.09 ELIGIBILITY OF TRUSTEE.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, and (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, (c) shall have at all times a combined capital and surplus of not less than $5,000,000 and (d) shall not be the Company or any person directly or indirectly controlling, controlled by, or under common control with the Company. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10 RESIGNATION OR REMOVAL OF TRUSTEE.

(a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the date of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of the subsection (a) of Section 7.08 with respect to any series of Debt Securities after written request therefor by the Company or by any securityholder who has been a bona fide holder of a Debt Security or Debt Securities of such series for at least six (6) months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Debt Securities and shall fail to resign after written request therefor by the Company or by any such securityholder, or

(3) the Trustee shall become incapable of acting with respect to any series of Debt Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to the applicable series of Debt Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.14, any securityholder of such series who has been a bona fide holder of a Debt Security or Debt Securities of the applicable series for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The holders of a majority in aggregate principal amount of the Debt Securities of all series (voting as one class) at the time outstanding may at any time remove the Trustee with respect to Debt Securities of all series and appoint a successor trustee with respect to the Debt Securities of all series.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon the appointment of a successor trustee and the acceptance of appointment by the successor trustee as provided in Section 7.11.

SECTION 7.11 ACCEPTANCE BY SUCCESSOR TRUSTEE.

Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the predecessor trustee. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee, including the initial Trustee, ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Debt Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified and eligible under the provisions of this Article Seven.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall give notice of the succession of such trustee hereunder to all holders of Debt Securities of any applicable series in accordance with Section 17.03.

If the Company fails to mail such notice in the prescribed manner within ten (10) days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company.

SECTION 7.12 SUCCESSOR BY MERGER, ETC.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business (including this transaction) of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified and eligible under the provisions of this Article Seven, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt Securities.

SECTION 7.13 LIMITATIONS ON RIGHTS OF TRUSTEE AS CREDITOR.

(a) Subject to the provisions of Section 7.13(b), if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debt Securities within three (3) months prior to a default, as defined in Section 7.13(c), or subsequent to such a default, then, upon such default unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the holders of the Debt Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

(1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three (3) months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee:

(A) to retain for its own account (i) payments made on account of any such claim by any person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law;

(B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three (3) months’ period;

(C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three (3) months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in Section 7.13(c) would occur within three (3) months; or

(D) to receive payment on any claim referred to in paragraph (B) or (C) of this subsection, against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.

For the purposes of paragraphs (B), (C) and (D) of this subsection, property substituted after the beginning of such three (3) months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any preexisting claim of the Trustee as such creditor, such claim shall have the same status as such preexisting claim.

If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the securityholders and the holders of other indenture securities in such manner that the Trustee, the securityholders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the securityholders and the holders of other indenture securities, dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to Title 11 of the United States Code or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the securityholders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the securityholders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee who has resigned or been removed after the beginning of such three (3) months’ period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. Any Trustee who has resigned or been removed prior to the beginning of such three (3) months’ period shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:

(i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three (3) months’ period; and

(ii) such receipt of property or reduction of claim occurred within three (3) months after such resignation or removal.

(b) There shall be excluded from the operation of subsection (a) of this Section a creditor relationship arising from:

(1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the securityholders at the time and in the manner provided in this Indenture;

(3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section;

(5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances, or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section.

(c) As used in this Section:

(1) The term “default” shall mean any failure to make payment in full of principal or interest upon any of the Debt Securities or the other indenture securities when and as such principal or interest becomes due and payable.

(2) The term “other indenture securities” shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this Section, and (C) under which a default exists at the time of the apportionment of the funds and property held in the special account referred to in such subsection (a).

(3) The term “cash transaction” shall mean any transaction in which full payment for goods or securities sold is made within seven (7) days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(4) The term “self-liquidating paper” shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purposes of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5) The term “Company” shall mean any obligor upon the Debt Securities.

SECTION 7.14 NOTICE OF DEFAULT.

Within ninety (90) days after the occurrence of any default on a series of Debt Securities hereunder, the Trustee shall transmit by mail to all securityholders of that series, as their names and addresses appear in the Debt Security Register, notice of such default hereunder known to a Responsible Officer of the Trustee, unless such default shall have been cured or waived; provided, however, that except in the case of a default in the payment of the principal or interest on any Debt Security, or in the payment of any sinking or purchase fund installment, the Trustee shall be protected in withholding such notice if and so long as the trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the securityholders; and provided, further, that in the case of any default of the character specified in clause (c) of Section 6.01 no such notice to securityholders shall be given until at least thirty (30) days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

ARTICLE EIGHT

CONCERNING THE SECURITYHOLDERS

SECTION 8.01 ACTION BY SECURITYHOLDERS.

Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the outstanding Debt Securities of any or all series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by securityholders in person or by agent, or (b) by the record of the holders of Debt Securities voting in favor thereof at any meeting of securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of securityholders.

Without limiting the generality of the foregoing, a holder, including a Depository that is a holder of a Book-Entry Debt Security, may make, give or take, by a proxy, or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by holders, and a Depository that is a holder of a Book-Entry Debt Security may provide its proxy or proxies to the beneficial owners of interest in any such Book-Entry Debt Security.

In determining whether the holders of a specified percentage in aggregate principal amount of the outstanding Debt Securities of any or all series have taken any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the principal amount of any Original Issue Discount Debt Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Debt Security at the time the taking of such action is evidenced to the Trustee.

SECTION 8.02 RECORD DATE FOR VOTING.

The Company may set a record date for purposes of determining the identity of securityholders entitled to vote or consent to any action by vote or consent authorized or permitted by Section 6.12. Such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of holders furnished to the Trustee pursuant to Section 5.01 prior to such solicitation.

SECTION 8.03 PROOF OF EXECUTION BY SECURITYHOLDERS.

Subject to the provisions of Section 7.01, 7.02 and 9.05, proof of the execution of any instrument by a securityholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The ownership of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Debt Security Registrar.

The record of any securityholders’ meeting shall be proved in the manner provided in Section 9.06.

SECTION 8.04 WHO ARE DEEMED ABSOLUTE OWNERS.

Subject to the right of the securityholders as of a record date to receive payments on the related interest payment date and subject to Section 4.01, prior to due presentment of a Debt Security for registration of transfer or exchange, the Company, the Trustee and any agent of the Company or Trustee may deem the person whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat him as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal, premium (if any) and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or Trustee shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.

SECTION 8.05 COMPANY-OWNED DEBT SECURITIES DISREGARDED.

In determining whether the holders of the required aggregate principal amount of Debt Securities have concurred in any direction, consent or waiver under this Indenture, the Debt Securities which are owned by the Company or any other obligor on the Debt Securities, or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debt Securities, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only the Debt Securities with respect to which a Responsible Officer of the Trustee has actual knowledge that such Debt Securities are so owned shall be so disregarded. The Debt Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Debt Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.06 REVOCATION OF CONSENTS; FUTURE SECURITYHOLDERS BOUND.

At any time prior to the taking of any action by the holders of the percentage in aggregate principal amount of the outstanding Debt Securities specified in this Indenture in connection with such action, any holder of a Debt Security, the identifying number of which is shown by the evidence to be included in the Debt Securities the holders of which have consented to such action, may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.03, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the holder of any Debt Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Debt Security and of any Debt Security issued in exchange or substitution therefor irrespective of whether or not any notation in regard thereto is made upon such Debt Security. Any action taken by the holders of the percentage in aggregate principal amount of the Debt Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all of the Debt Securities.

ARTICLE NINE

SECURITYHOLDERS’ MEETINGS

SECTION 9.01 PURPOSES OF MEETING.

A meeting of securityholders of any or all series of Debt Securities may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by securityholders pursuant to any of the provisions of Article Six;

(b) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debt Securities of any or all series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02 CALL OF MEETING BY TRUSTEE.

The Trustee may at any time call a meeting of securityholders of any or all series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the securityholders of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to all holders of Debt Securities of the applicable series in accordance with Section 17.03 not less than thirty (30) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

SECTION 9.03 RECORD DATE FOR SECURITYHOLDERS’ MEETING.

The record date for determining the identity of securityholders entitled to attend any meeting of securityholders shall be the earlier of thirty (30) days prior to the date fixed for the meeting or the date of the most recent list of holders furnished to the Trustee pursuant to Section 5.01 prior to the date fixed for the meeting.

SECTION 9.04 CALL OF MEETING BY COMPANY OR SECURITYHOLDERS.

In case at any time the Company, pursuant to a Board Resolution, or the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debt Securities of any or all series, as the case may be, then outstanding, shall have requested the Trustee to call a meeting of securityholders of any or all series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within thirty (30) days after receipt of such request, then the Company or the holders of such Debt Securities in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting by giving notice thereof as provided in Section 9.02.

SECTION 9.05 QUALIFICATIONS FOR VOTING.

To be entitled to vote at any meeting of securityholders a person shall be a holder of one or more Debt Securities of a series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a holder. The only persons who shall be entitled to be present or to speak at any meeting of the securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

SECTION 9.06 REGULATIONS.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of securityholders, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by securityholders as provided in Section 9.03, in which case the Company or the securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debt Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.01 and 8.04, at any meeting each securityholder or proxy shall be entitled to one vote for each $1,000 outstanding principal amount of Debt Securities held or represented by him, provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote except as a securityholder or proxy. Any meeting of securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be reconvened without further notice.

SECTION 9.07 VOTING.

The vote upon any resolution submitted to any meeting of securityholders shall be by written ballot on which shall be subscribed the signature of the securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Debt Securities held or represented by them. The chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02. The record shall be signed and verified by the chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

SUPPLEMENTAL INDENTURES

SECTION 10.01 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF SECURITYHOLDERS.

Without the consent of securityholders, the Company, when authorized by Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for one or more series and for one or more of the following purposes:

(a) to evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven hereof;

(b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its Board of Directors shall consider to be for the protection of the holders of Debt Securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of

Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

(c) to provide for the issuance under this Indenture of Debt Securities, whether or not then outstanding, in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(d) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

(e) to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

(f) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Debt Securities of one or more series and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11;

(g) to change or eliminate any provision of the Indenture or to add any new provision to this Indenture; provided that if such change, elimination or addition will adversely affect the interests of the holders of the Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining outstanding under this Indenture;

(h) to provide collateral security for the Debt Securities;

(i) to change any place where (1) the principal, premium (if any) and interest on Debt Securities of any series shall be payable; (2) any Debt Securities of any series may be surrendered for registration of transfer; (3) Debt Securities of any series may be surrendered for exchange; and (4) notices and demands to or upon the Company in respect of the Debt Securities of any series and this Indenture may be served; and

(j) to establish the form or terms of Debt Securities of any series as permitted herein.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise. No supplemental indenture shall be effective as against the Trustee unless and until the Trustee has duly executed and delivered the same.

SECTION 10.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

With the consent (evidenced as provided in Section 8.01) of the holders of not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Debt Securities of each series at the time outstanding affected by such supplemental indenture (voting as one class), the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debt Securities of such series; provided, however, that no such supplemental indenture shall (1) extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof or premium (if any) or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected, (2) reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such supplemental indenture, or (3) adversely affect any right to convert or exchange any Debt Security as may be provided pursuant to Section 2.01 herein without the consent of the holders of all Debt Securities of all series then outstanding.

Upon the request of the Company, accompanied by a copy of a Board Resolution certified by the Secretary or an Assistant Secretary of the Company authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall give a notice, setting forth in general terms the substance of such supplemental indenture, to all holders of Debt Securities of each series so affected in accordance with Section 17.03. Any failure of the Company so to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03 COMPLIANCE WITH TRUST INDENTURE ACT; EFFECT OF SUPPLEMENTAL INDENTURES.

Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act, as then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

SECTION 10.04 NOTATION ON DEBT SECURITIES.

Debt Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered, without charge to the securityholders, in exchange for the Debt Securities of such series then outstanding.

SECTION 10.05 TRUSTEE TO SIGN AMENDMENTS AND SUPPLEMENTS. The Trustee shall sign any amendment or supplement authorized pursuant to this Article Ten if the amendment or supplement does not adversely affect the rights, duties, liabilities, protections, benefits, indemnities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing such amendment or supplement the Trustee shall be entitled to receive, and be fully protected in conclusively relying upon, such evidence as it deems appropriate, including, without limitation, solely on an Opinion of Counsel and Officers’ Certificate, each stating that such amendment or supplement is authorized or permitted hereby.

ARTICLE ELEVEN

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 11.01 COMPANY MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

The Company covenants that it will not merge into or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person, firm or corporation, unless (1) either the Company shall be the continuing corporation, or the successor corporation (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such corporation shall expressly assume the due and punctual payment of the principal, premium (if any) and interest on all the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (2) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

SECTION 11.02 SUCCESSOR CORPORATION SUBSTITUTED.

In case of any such consolidation, merger, sale or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall make available for delivery any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Debt Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution thereof.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.

SECTION 11.03 OPINION OF COUNSEL AND OFFICERS’ CERTIFICATE TO BE GIVEN TRUSTEE.

The Trustee shall receive an Opinion of Counsel and Officers’ Certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption and, if applicable, supplemental indenture, complies with the provisions of this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with.

ARTICLE TWELVE

CONVERSION

SECTION 12.01 CONVERSION.

If the Board Resolution or supplemental indenture establishing the terms of a series of Debt Securities so provides, Debt Securities of any series may be convertible at the option of the holders or otherwise into or for Common Stock or other equity or debt securities (a “Conversion Right”). The Board Resolution or supplemental indenture, as applicable, may establish, among other things, the Conversion Rate, provisions for adjustments to the Conversion Rate and limitations upon exercise of the Conversion Right.

Unless the Board Resolution or supplemental indenture, as applicable, otherwise provides, a holder may convert a portion of a Debt Security if the portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the conversion of the aggregate principal amount of a Debt Security also apply to conversion of a portion of it.

The Board Resolution or supplemental indenture, as applicable, providing for Debt Securities with a Conversion Right may establish any terms in addition to, or other than (including terms inconsistent with), those set forth in this Article Twelve with respect to the conversion of the Debt Securities established thereby.

SECTION 12.02 CONVERSION PROCEDURE.

To convert a Debt Security a holder must satisfy all applicable requirements in the Board Resolution or supplemental indenture and, if required, (i) if a holder holds a beneficial interest in a Book-Entry Debt Security, deliver to the Depository the appropriate instruction form for conversion pursuant to the Depository’s conversion program and, if required, pay all taxes or duties, if any, or (ii) if a holder holds Debt Securities in certificated form, (a) complete and manually sign the conversion notice provided for in the Board Resolution or supplemental indenture (or complete and manually sign a facsimile thereof) and deliver such notice to the Conversion Agent or any other office or agency maintained for such purpose, (b) surrender the Debt Security to the Conversion Agent or at such other office or agency by physical delivery, (c) furnish appropriate endorsements and transfer documents, and (d) pay all transfer or similar taxes. The date on which such notice shall have been received by the Conversion Agent, the Debt Security shall have been so surrendered to the Conversion Agent and any and all other conditions have been satisfied is the “Conversion Date.” Such notice shall be irrevocable and may not be withdrawn by a holder for any reason.

The Company will complete settlement of any conversion of Debt Securities not later than the fifth Business Day following the Conversion Date in respect of the cash portion elected to be delivered in lieu of the securities into which the Debt Security is convertible and not later than the seventh Business Day following the Conversion Date in respect of the portion to be settled in such securities.

If any Debt Security is converted between the record date for the payment of interest and the next succeeding interest payment date, such Debt Security must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so converted (unless such Debt Security shall have been called for redemption during such period, in which case no such payment shall be required). A Debt Security converted on an interest payment date need not be accompanied by any payment, and the interest on the principal amount of the Debt Security being converted will be paid on such interest payment date to the registered holder of such Debt Security on the immediately preceding record date. Subject to the aforesaid right of the registered holder to receive interest, no payment or adjustment will be made on conversion for interest accrued on the converted Security or for interest, dividends or other distributions payable on any security issued on conversion.

If a holder converts more than one Debt Security at the same time, the securities into which the Debt Security is convertible which are issuable upon such conversion or the cash payable upon the conversion shall be based on the total principal amount of the Debt Securities converted.

Upon the conversion of an interest in a Book-Entry Debt Security, the Trustee (at the written direction of the Company) shall make a notation on such Book-Entry Debt Security as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Debt Securities effected through any Conversion Agent other than the Trustee. Upon surrender of a Debt Security in definitive form that is converted in part, the Trustee shall, upon receipt of a Company Order, authenticate for the holder a new Debt Security of the same series equal in principal amount to the unconverted portion of the Debt Security surrendered.

If the last day on which a Debt Security may be converted is not a Business Day, the Debt Security may be surrendered to that Conversion Agent on the next succeeding Business Day.

SECTION 12.03 TAXES ON CONVERSION.

If a holder of a Debt Security exercises a Conversion Right, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of the securities into which the Debt Security is convertible upon the conversion. However, the holder shall pay any such tax which is due because securities or other property are issued in a name other than the holder’s name. Nothing herein shall preclude any income tax or other withholding required by law or regulations.

SECTION 12.04 COMPANY DETERMINATION FINAL.

Any determination that the Board of Directors makes pursuant to this Article Twelve or consistent with terms provided for in any Board Resolution or supplemental indenture, as applicable, is conclusive.

SECTION 12.05 TRUSTEE’S AND CONVERSION AGENT’S DISCLAIMER.

The Trustee (and each Conversion Agent other than the Company) has no duty to determine when or if an adjustment under this Article Twelve or any Board Resolution or supplemental indenture, as applicable, should be made, how it should be made or calculated or what it should be. The Trustee (and each Conversion Agent other than the Company) makes no representation as to the validity or value of any securities issued upon conversion of Debt Securities. The Trustee (and each Conversion Agent other than the Company) shall not be responsible for the Company’s failure to comply with this Article Twelve or any provision of this Indenture or a Board Resolution or supplemental indenture, as applicable, relating to a Conversion Right.

SECTION 12.06 COMPANY TO PROVIDE CONVERSION SECURITIES.

The Company shall reserve out of its authorized but unissued Common Stock sufficient shares to permit the conversion of all of the Debt Securities convertible into Common Stock. The Company shall arrange and make available for issuance upon conversion the full amount of any other securities into which the Debt Securities are convertible to permit such conversion of the Debt Securities.

All shares of Common Stock or other equity securities of any person which may be issued upon conversion of the Debt Securities shall be validly issued, fully paid and non-assessable.

The Company will comply with all securities laws regulating the offer and delivery of securities upon conversion of Debt Securities.

SECTION 12.07 CASH SETTLEMENT OPTION.

If the Board Resolution or supplemental indenture, as applicable, so provides, the Company may elect to satisfy, in whole or in part, a Conversion Right of Debt Securities convertible into Common Stock or other securities of any person by the delivery of cash. Except as the Board Resolution or supplemental indenture, as applicable, so provides: (a) the amount of cash to be delivered shall be equal to the Market Price on the last Trading Day preceding the applicable Conversion Date of a share of Common Stock or other securities of any person into which the Debt Securities are convertible multiplied by the number of shares of Common Stock or the number of shares or principal amount of other securities into which the Debt Securities are convertible, respectively, in respect of which the Company elects to deliver cash; (b) if the Company elects to satisfy, in whole or in part, a Conversion Right by the delivery of shares of Common Stock or other securities, no fractional shares or portion of other securities will be delivered. Instead, the Company will pay cash based on the Market Price for such fractional share of Common Stock or portion of other securities; and (c) the “Market Price” of the Common Stock into which Debt Securities or other equity securities into which the Debt Securities may be converted pursuant to a Board Resolution or supplemental indenture, as applicable, or this Article Twelve on any Trading Day means the weighted average per share sale price for all sales of the Common Stock or other equity securities on such Trading Day (or, if the information necessary to calculate such weighted average per share sale price is not reported, the average of the high and low sale prices, or if no sales are reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices), as reported in the composite transactions for the New York Stock Exchange, or if the Common Stock or other equity securities into which the Debt Securities are convertible are not listed or admitted to trading on such exchange, as reported in the composite transactions for the principal national or regional United States securities exchange on which the Common Stock or other equity securities into which the Debt Securities are convertible are listed or admitted to trading or, if the Common Stock or other equity securities into which the Debt Securities are convertible are not listed or admitted to trading on a United States national or regional securities exchange, as reported by NASDAQ or by the National Quotation Bureau Incorporated, or if not so reported, as determined in the manner set forth in the appropriate Board Resolution or supplemental indenture, as applicable. In the absence of such quotations, the Company shall be entitled to determine the Market Price on the basis of such quotations as it considers appropriate. The “Market Price” of any debt security into which Securities are convertible shall be determined as set forth in the applicable Board Resolution or supplemental indenture, as applicable.

ARTICLE THIRTEEN

SINKING FUNDS

SECTION 13.01 APPLICABILITY OF ARTICLE.

The provisions of this Article Thirteen shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as otherwise specified as contemplated by Section 2.01 for Debt Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of

Debt Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 13.02. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

SECTION 13.02 SATISFACTION OF SINKING FUND PAYMENTS WITH DEBT SECURITIES.

The Company (1) may deliver outstanding Debt Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Debt Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Debt Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Debt Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Debt Securities of such series required to be made pursuant to the terms of such Debt Securities as provided for by the terms of such series; provided, that such Debt Securities have not been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the redemption price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 13.03 REDEMPTION OF DEBT SECURITIES FOR SINKING FUND.

Not less than sixty (60) days prior to each sinking fund payment date for any series of Debt Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of that series pursuant to Section 13.02 and will also deliver to the Trustee any Debt Securities to be so delivered. Not less than forty-five (45) days before each such sinking fund payment date the Trustee shall select the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.02 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 3.02. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 3.03.

ARTICLE FOURTEEN

SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

SECTION 14.01 DISCHARGE OF INDENTURE.

(a) If,

(1) the Company shall have delivered to the Trustee for cancellation all Debt Securities of any series theretofore authenticated (other than any Debt Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09), or

(2) all such Debt Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds

(i) an amount of money (other than moneys repaid by the Trustee or any Paying Agent to the Company in accordance with Section 14.04) which will be sufficient, or

(ii) Government Obligations, as defined in Section 14.05, (which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof), the principal and interest on which when due, without any regard to reinvestment thereof, will provide monies which will be sufficient, or

(iii) a combination of (i) and (ii) which will be sufficient, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of public accountants delivered to the Trustee, to pay at maturity or upon redemption all Debt Securities of such series not theretofore delivered to the Trustee for cancellation, including principal, premium (if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and, if, in any such case, the Company shall also pay or cause to be paid all other sums payable hereunder by the Company with respect to such series, then this Indenture shall cease to be of further effect with respect to the Debt Securities of such series, and the Trustee, on demand of and at the cost and expense of the Company and subject to Section 17.04, shall execute instruments acknowledging satisfaction of and discharging this Indenture with respect to the Debt Securities of such series. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debt Securities of such series. Notwithstanding the satisfaction and discharge of this Indenture with respect to the Debt Securities of any series or of all series, the obligations of the Company to the Trustee under Section 7.06 shall survive.

(b) In addition to the provisions of the next preceding paragraph, the Company may terminate its obligations under the Debt Securities of any series and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 14.01, if all Debt Securities of such series previously authenticated and delivered (other than destroyed, lost or stolen Debt Securities of such series which have been replaced or paid or Debt Securities of such series for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 14.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if the Company has irrevocably deposited or caused to be deposited with the Trustee (or an escrow agent satisfactory to the Trustee), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the holders for that purpose, (i) money or (ii) Government Obligations (which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof), or a combination thereof, maturing as to principal and interest in such amounts and at such times as are sufficient without consideration of any reinvestment of such principal or interest, in the written opinion of a nationally recognized investment bank, appraisal firm or firm of public accountants delivered to the Trustee, to pay principal of and interest on the outstanding Debt Securities of such series to maturity, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to the payment of said principal of and interest with respect to the outstanding Debt Securities of such series. Such irrevocable trust agreement shall include, among other things, provisions for (1) payment of the principal of and interest on the Debt Securities of such series, when due, including any mandatory sinking fund payments, (2) payment of the fees and expenses of the Trustee, its agents and counsel incurred or to be incurred in connection with carrying out such trust provisions, (3) rights of registration, transfer, substitution and exchange of Debt Securities of such series in accordance with the terms stated in this Indenture, and (4) continuation of the rights and obligations, immunities and indemnities of the Trustee as against the holders as stated in this Indenture.

Notwithstanding the first paragraph of this Section 14.01(b), the Company’s obligations in Sections 2.07, 2.09, 4.01, 4.02, 6.01, 6.02, 6.09, 7.06, 7.10 and 14.04 shall survive until the Debt Securities of such series are no longer outstanding; provided, however, that the Company’s obligations in Section 6.01 and 6.02 shall survive only with respect to an Event of Default defined in Section 6.01(b) or 6.01(c). Thereafter the Company’s obligations in Sections 6.09, 7.06 and 14.04 shall survive.

After any such irrevocable deposit, accompanied by an Officers’ Certificate which shall state that the provisions of the first two paragraphs of this Section 14.01(b) have been complied with, and upon delivery by the Company to the Trustee of an opinion of independent legal counsel who shall be acceptable to the Trustee, or, in lieu thereof, a favorable determination by the Internal Revenue Service to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such deposit and discharge had not occurred, then the Company shall be discharged of its obligations under the Debt Securities of such series and this Indenture with respect to the Debt Securities of such series except for those surviving obligations specified above, and the Trustee, upon request and at the expense of the Company, shall acknowledge in writing such discharge. Prior to the delivery of such acknowledgement, the Trustee may require the Company to deliver to it an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent providing for relating to the deposit and discharge contemplated by this provision have been complied with, and the Opinion of Counsel shall also state that such deposit does not violate applicable law.

SECTION 14.02 DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE.

All moneys deposited with the Trustee pursuant to Section 14.01 shall be held in trust and applied by it to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the particular Debt Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium (if any) and interest.

SECTION 14.03 PAYING AGENT TO REPAY MONEYS HELD.

In connection with the satisfaction and discharge of this Indenture with respect to Debt Securities of any series and the payment of all amounts due the Trustee under Section 7.06, all moneys with respect to such Debt Securities then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Company, be repaid to it or paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 14.04 RETURN OF UNCLAIMED MONEYS.

Any money deposited with or paid to the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium (if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 14.05 GOVERNMENT OBLIGATIONS.

“Government Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

ARTICLE FIFTEEN

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

SECTION 15.01 INDENTURE AND DEBT SECURITIES SOLELY CORPORATE OBLIGATIONS.

No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Debt Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Debt Securities by the holders thereof and as part of the consideration for the issue of the Debt Securities.

ARTICLE SIXTEEN

SUBORDINATION OF DEBT SECURITIES

SECTION 16.01 AGREEMENT TO SUBORDINATE.

Except as otherwise specified pursuant to Section 2.01, the Company, for itself, its successors and assigns, covenants and agrees, and each holder of Debt Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of (and premium, if any) and interest, if any, on each and all of the Debt Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all Senior Indebtedness.

SECTION 16.02 DISTRIBUTION ON DISSOLUTION, LIQUIDATION AND REORGANIZATION; SUBROGATION OF DEBT SECURITIES.

Except as otherwise specified pursuant to Section 2.01, upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in this Indenture upon the Senior Indebtedness and the holders thereof with respect to the Debt Securities and the holders thereof by a lawful plan of reorganization under applicable state, federal or foreign bankruptcy law):

(a) the holders of all Senior Indebtedness shall be entitled to receive payment in full of the principal thereof (and premium, if any) and interest due thereon before the holders of the Debt Securities are entitled to receive any payment upon the principal (or premium, if any) or interest, if any, on indebtedness evidenced by the Debt Securities;

(b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debt Securities or the Trustee would be entitled except for the provisions of this Article Sixteen shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of (and premium, if any) and interest on the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

(c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the holders of the Debt Securities before all Senior Indebtedness is paid in full, such payment or distribution shall be paid over, upon written notice to the Trustee, to the holder of such Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instrument evidencing any of such Senior Indebtedness may have been issued, ratably as aforesaid, for application to payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Subject to the payment in full of all Senior Indebtedness, the holders of the Debt Securities shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to Senior Indebtedness until the principal of (and premium, if any) and interest, if any, on the Debt Securities shall be paid in full and no such payments or distributions to the holders of the Debt Securities of cash, property or securities otherwise distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debt Securities be deemed to be a payment by the Company to or on account of the Debt Securities. It is understood that the provisions of this Article Sixteen are and are intended solely for the purpose of defining the relative rights of the holders of the Debt Securities, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article Sixteen or elsewhere in this Indenture or in the Debt Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debt Securities, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Debt Securities the principal of (and premium, if any) and interest, if any, on the Debt Securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debt Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or in the Debt Securities prevent the Trustee or the holder of any Debt Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness other than in its capacity as trustee under the Indenture dated as of April 1, 1993 between the Company and the Trustee, as supplemented. The Trustee shall not be liable to any such holder if it shall pay over or distribute to or on behalf of holders of Debt Securities or the Company moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Sixteen.

If the Trustee or any holder of Debt Securities does not file a proper claim or proof of debt in the form required in any proceeding referred to above prior to 30 days before the expiration of the time to file such claim in such proceeding, then the holder of any Senior Indebtedness is hereby authorized, and has the right, to file an appropriate claim or claims for or on behalf of such holder of Debt Securities.

SECTION 16.03 NO PAYMENT ON DEBT SECURITIES IN CERTAIN CIRCUMSTANCES.

Except as otherwise specified pursuant to Section 3.01,

(a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration (unless waived, rescinded or annulled) or otherwise, or upon any payment default (with or without the giving of notice or lapse of time or both, in accordance with the terms of the instrument governing such Senior Indebtedness, and without any waiver or forgiveness) with respect to any Senior Indebtedness, all amounts payable thereon shall first be paid in full on such Senior Indebtedness before any payment is made, directly or indirectly by set off or otherwise, on account of principal of, or interest on, the Debt Securities or to acquire any of the Debt Securities or on account of the redemption provisions of the Debt Securities of such series.

(b) Upon a default with respect to any Senior Indebtedness (other than under circumstances when the terms of paragraph (a) of this Section are applicable), as such default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, upon receipt by the Company and the Trustee of written notice of such default given by or on behalf of holders of such Senior Indebtedness (“Default Notice”), then, unless and until such default shall have been cured or waived by the holders of such Senior Indebtedness or shall have ceased to exist (the “Payment Blockage Period”), no direct or indirect payment shall be made by the Company with respect to the principal of, or interest on, the Debt Securities and the coupons, if any, appertaining thereto or to acquire any of such Securities or on account of the redemption provisions of the Debt Securities and the coupons, if any, appertaining thereto; provided, however, that in no event may the total number of days during which any Payment Blockage Period is in effect exceed 90 calendar days unless the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety, in which case no such payment may be made until such acceleration has been rescinded or annulled or such Senior Indebtedness has been paid in full.

(c) If, notwithstanding the foregoing provisions of this Section, any payment on account of principal of, or interest on, the Debt Securities of such series or of any coupon appertaining thereto shall be received by the Trustee, by any holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment is segregated and held in trust), then, unless and until such payment is no longer prohibited by this Section, such payment (subject to the provisions of Section 16.04) shall be held in trust for the benefit of the holders of Senior Indebtedness and, upon notice to the Trustee or such Paying Agent from the representative of the holders of the Senior Indebtedness and pursuant to the directions of such representative, shall be paid over or delivered to the holders of Senior Indebtedness or their representative(s), ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, for application to the payment or prepayment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the holders of Senior Indebtedness. Promptly after becoming aware thereof, the Company shall give written notice to the Trustee of any event prohibiting payments on account of principal of, or interest on, the Debt Securities of any series and any coupons appertaining thereto and, in such event, shall provide to the Trustee, in the form of an Officers’ Certificate, the names and addresses of the holders of such Senior Indebtedness and their representative(s), if any, the amount of the Senior Indebtedness held by each such holder, any information necessary to calculate the daily or other increase in Senior Indebtedness held by such holders and any other information which the Trustee may reasonably request to comply with this Article Sixteen. Subject to the provisions of Section 16.02 hereof, in the event that the Trustee or the Paying Agent reasonably determines that additional evidence is required with respect to any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee or the Paying Agent, as the case may be, may request that such person furnish evidence to its reasonable as to the extent such person is entitled to participate in such payment or distribution and as to other facts pertinent to the rights of such persons under this Article Sixteen and if such evidence is not furnished, the Trustee or the Paying Agent, as the case may be, may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

SECTION 16.04 PAYMENTS ON DEBT SECURITIES PERMITTED.

Nothing contained in this Indenture or in any of the Debt Securities shall (a) affect the obligation of the Company to make, or prevent the Company from making, at any time except as provided in Sections 16.02 and 16.03, payments of principal of (or premium, if any) or interest, if any, on the Debt Securities, or to acquire any of the Debt Securities or on account of the redemption provisions of the Debt Securities or (b) prevent the application by the Trustee of any moneys deposited with it hereunder to the payment of or on account of the principal of (or premium, if any) or interest, if any, on the Debt Securities, or to acquire any of the Debt Securities or on account of the redemption provisions of the Debt Securities unless the Trustee shall have received at its Corporate Trust Office written notice of any event prohibiting the making of such payment more than two Business Days prior to the date fixed for such payment.

SECTION 16.05 AUTHORIZATION OF HOLDERS TO TRUSTEE TO EFFECT SUBORDINATION.

Each holder of Debt Securities by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article Sixteen and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 16.06 NOTICES TO TRUSTEE.

Notwithstanding the provisions of this Article Sixteen or any other provisions of this Indenture, neither the Trustee nor any Paying Agent (other than the Company) shall be charged with knowledge of the existence of any Senior Indebtedness or of any event which would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received (in the case of the Trustee, at its Corporate Trust Office) written notice thereof from the Company or from the holder of any Senior Indebtedness or from the trustee for any such holder, together with proof satisfactory to the Trustee of such holding of Senior Indebtedness or of the authority of such trustee; provided, however, that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of either the principal (or premium, if any) or interest, if any, on any Debt Security) the Trustee shall not have received with respect to such moneys the notice provided for in this Section 16.06, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary, which may be received by it within two Business Days prior to such date. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior

Indebtedness (or a trustee on behalf of such holder) to establish that such a notice has been given by a holder of Senior Indebtedness or a trustee on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Sixteen and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 16.07 TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Sixteen in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness.

SECTION 16.08 MODIFICATIONS OF TERMS OF SENIOR INDEBTEDNESS.

Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the holders of the Debt Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Sixteen or of the Securities relating to the subordination thereof.

SECTION 16.09 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article Sixteen, the Trustee and the holders of the Debt Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the holders of Debt Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

ARTICLE SEVENTEEN

MISCELLANEOUS PROVISIONS

SECTION 17.01 BENEFITS OF INDENTURE RESTRICTED TO PARTIES AND SECURITYHOLDERS.

Except as set forth in Article Sixteen, nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any person, other than the parties hereto and their successors and assigns and the holders of the Debt Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and assigns and the holders of the Debt Securities.

SECTION 17.02 PROVISIONS BINDING ON COMPANY’S SUCCESSORS.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 17.03 ADDRESSES FOR NOTICES, ETC.

Any notice or demand which by any provisions of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debt Securities to or on the Company shall be in writing and shall be given or served by postage prepaid first class mail or overnight courier addressed (until another address is filed by the Company with the Trustee), as follows: Piedmont Natural Gas Company, Inc., 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, Attention: Treasurer.

Any notice, direction, request or demand by any securityholder or by the Company to or upon the Trustee shall be in writing and deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal Corporate Trust Office of the Trustee as set forth in Section 1.01.

Notices to holders of certificated Debt Securities will be mailed to them at their registered addresses. Any notice or communication mailed to a registered holder shall be mailed to the holder at the holder’s address as it appears on the Debt Security Register maintained by of the Debt Security Registrar and shall be sufficiently given if so mailed within the time prescribed. Notices to holders of Book-Entry Debt Securities will be given to the Depository therefor in accordance with its applicable procedures.

SECTION 17.04 EVIDENCE OF COMPLIANCE WITH CONDITIONS PRECEDENT.

Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each Officers’ Certificate and Opinion of Counsel provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 17.05 LEGAL HOLIDAYS.

Except as otherwise specified as provided in Section 2.01, in any case where the date of maturity of principal or interest on the Debt Securities, the date fixed for redemption of any Debt Securities or the date on which a Debt Security may be converted shall be not a Business Day, then payment of principal, premium (if any) or interest need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, the date fixed for redemption or the conversion date, and no interest shall accrue for the period after such date.

SECTION 17.06 TRUST INDENTURE ACT TO CONTROL.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 17.07 EXECUTION IN COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 17.08 GOVERNING LAW; WAIVER OF JURY TRIAL.

This Indenture and each Debt Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

The Company hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, New York over any suit, action or proceeding arising out of or relating to this Indenture or any Debt Security. To the fullest extent permitted by applicable law, the Company hereby irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

The Company has agreed that service of all writs, claims, process and summonses in any proceeding arising out of or relating to this Indenture or the Debt Securities brought against it may be made upon [            ] (the “Process Agent”), and the Company has appointed the Process Agent as its agent and true and lawful attorney in fact in its name, place and stead to accept such service of any and all such writs, claims, process and summonses, and has agreed that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Company has agreed to maintain at all times an agent to act as its Process Agent and will notify the Trustee, as soon as practicable, of any change in such agent. Nothing in this Indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBT SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 17.09 SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The Trustee, by its execution of this Indenture, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PIEDMONT NATURAL GAS COMPANY, INC.

By
Name:
Title:

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., AS TRUSTEE

By
Name:
Title: